Exhibit 99.1

IQVIA Reports Third-Quarter 2018 Results and Updates Full-Year 2018 Guidance

  Revenue $2,594 million, up 6.3 percent at constant currency and 5.2 percent reported
  Adjusted EBITDA $561 million, up 8.4 percent at constant currency and 9.4 percent reported
  GAAP Diluted Earnings per Share $0.29
  Adjusted Diluted Earnings per Share $1.42, up 19.3 percent
  $792 million of share repurchase completed year-to-date; $133 million during the third quarter
  Record quarter of R&D Solutions contracted services Net New Business, resulting in a book-to-bill ratio of 1.69x
  Reaffirming mid-point of full-year 2018 revenue guidance inclusive of foreign currency headwind; raising mid-point of full-year 2018 Adjusted EBITDA and Adjusted Diluted EPS guidance

DANBURY, Conn. & RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--October 22, 2018--IQVIA Holdings Inc. (“IQVIA”) (NYSE: IQV), a leading global provider of advanced analytics, technology solutions, and contract research services to the life sciences industry, today reported financial results for the quarter ended September 30, 2018. On January 1, 2018, IQVIA adopted ASC 606 “Revenue from Contracts with Customers” as required by the Financial Accounting Standards Board. Under this new standard, IQVIA recognizes revenue in the Research & Development Solutions segment on a percentage of completion basis. Additionally, ASC 606 requires that service revenue and reimbursed expense revenue be consistently presented as one line on the income statement. Unless stated otherwise, all financial information that follows has been provided under ASC 606.

Third-Quarter 2018 Operating Results

Revenue for the third quarter of $2,594 million increased 6.3 percent at constant currency and 5.2 percent reported, compared to the third quarter of 2017. Technology & Analytics Solutions (TAS) revenue of $1,014 million grew 15.0 percent at constant currency and 12.9 percent reported, including the benefit of acquisitions. Research & Development Solutions (R&DS) revenue of $1,382 million grew 3.5 percent at constant currency and 3.1 percent reported, with growth in R&DS substantially all organic. Contract Sales & Medical Solutions (CSMS) revenue of $198 million declined 11.9 percent at constant currency and 12.8 percent reported.

Third-quarter 2018 Adjusted EBITDA of $561 million increased 8.4 percent at constant currency and 9.4 percent reported. GAAP net income was $60 million and GAAP diluted earnings per share was $0.29. Adjusted Net Income of $294 million grew 13.1 percent, and Adjusted Diluted Earnings per Share of $1.42 grew 19.3 percent.

“We delivered another quarter of strong financial performance, with solid core growth in our R&DS and TAS segments,” said Ari Bousbib, chairman and CEO of IQVIA. “In R&DS, we had a record quarter of contracted services net new business, which positions us well to deliver on our merger synergy targets exiting 2019. Our technology business continues its strong momentum, driven by deals such as the recent milestone agreement with Roche to deploy and use IQVIA commercial technologies globally, and by the launch of our clinical technologies suite, which we are developing on Salesforce.”

Year-to-Date 2018 Operating Results

Revenue of $7,724 million for the first nine months of 2018 increased 6.4 percent at constant currency and 7.6 percent reported, compared to the first nine months of 2017. TAS revenue of $3,010 million grew 12.5 percent at constant currency and 13.8 percent reported. R&DS revenue of $4,097 million grew 5.8 percent at constant currency and 6.8 percent reported. CSMS revenue of $617 million declined 13.3 percent at constant currency and 11.7 percent reported.

R&DS contracted backlog including reimbursed expenses was $16.4 billion at September 30, 2018. The company expects approximately $4.6 billion of this backlog to convert to revenue in the next twelve months. For comparability during 2018, the company is reporting R&DS net new business on a contracted basis excluding reimbursed expenses. Under this approach, R&DS contracted net new business of $5.37 billion for the twelve months ended September 30, 2018, grew 22.9 percent compared to the twelve months ended September 30, 2017. R&DS contracted net new business for the quarter ending September 30, 2018 was $1.7 billion, representing a contracted book-to-bill ratio (excluding reimbursed expenses) of 1.69 for the third quarter 2018.

Adjusted EBITDA of $1,641 million for the first nine months of 2018 increased 10.0 percent at constant currency and 10.6 percent reported. GAAP net income was $190 million and GAAP diluted earnings per share was $0.91. Adjusted Net Income of $849 million for the first nine months of 2018 grew 12.7 percent, and Adjusted Diluted Earnings per Share of $4.05 grew 21.3 percent compared to the first nine months of 2017.

Financial Position

As of September 30, 2018, cash and cash equivalents were $827 million and debt was $10,619 million, resulting in net debt of $9,792 million. At the end of the third quarter of 2018, IQVIA’s Gross Leverage Ratio was 4.9 times, and Net Leverage Ratio was 4.5 times, trailing twelve month Adjusted EBITDA.

Share Repurchase

During the third quarter, the company repurchased $133 million of its stock in the open market, bringing year-to-date repurchases to $792 million. IQVIA had $889 million of share repurchase authorization remaining as of September 30, 2018.

Full-Year 2018 Guidance

Guidance ranges for full-year 2018 have been updated. The revenue guidance range has been reaffirmed at the mid-point of the range, despite a foreign currency headwind of approximately $35 million. The Adjusted EBITDA guidance has been increased by $10 million at the mid-point of the range, and the Adjusted Diluted Earnings per Share guidance has been increased by $0.05 at the mid-point of the range. Full-year 2018 guidance updates are as follows:

($ millions, except per share data)
	Guidance	VPY% AFx
Revenue(1)	$10,335 - $10,385	6.5% - 7.0%
FX	~$(35)
Revenue(2)	$10,300 - $10,350	6.2% - 6.7%

Adjusted EBITDA	$2,195 - $2,225	9.2% - 10.7%

Adjusted Diluted EPS	$5.45 - $5.55	19.8% - 22.0%

1.	Assumes foreign currency exchange rates are consistent with when guidance was provided on Q2 2018 earnings call
2.	Revenue guidance using current foreign currency exchange rates

This financial guidance assumes current foreign currency exchange rates remain in effect for the remainder of the year.

Webcast & Conference Call Details

IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its third-quarter 2018 financial results. To participate, please dial 1-800-901-1807 in the United States and Canada or +1-212-231-2924 outside the United States approximately 15 minutes before the scheduled start of the call. The conference call and a presentation will be accessible live via webcast on the Investors section of the IQVIA website at http://ir.iqvia.com. An archived replay of the webcast will be available online at http://ir.iqvia.com after 1:00 p.m. Eastern Time today.

About IQVIA

IQVIA (NYSE:IQV) is a leading global provider of advanced analytics, technology solutions, and contract research services to the life sciences industry. Formed through the merger of IMS Health and Quintiles, IQVIA applies human data science — leveraging the analytic rigor and clarity of data science to the ever-expanding scope of human science — to enable companies to reimagine and develop new approaches to clinical development and commercialization, speed innovation, and accelerate improvements in healthcare outcomes. Powered by the IQVIA CORE™, IQVIA delivers unique and actionable insights at the intersection of large-scale analytics, transformative technology and extensive domain expertise, as well as execution capabilities. With more than 55,000 employees, IQVIA conducts operations in more than 100 countries.

Cautionary Statements Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our 2018 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards, including the impact of the changes to the revenue recognition standards; general economic conditions in the markets in which we operate, including financial market conditions and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to the combined company’s business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC, as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures

Non-GAAP results, such as Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. Definitions and reconciliations of non-GAAP measures to the most directly comparable GAAP measures are provided within the schedules attached to this release. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Our 2018 guidance measures (other than revenue) are provided on a non-GAAP basis because the company is unable to reasonably predict certain items contained in the GAAP measures. Such items include, but are not limited to, acquisition and integration related expenses, restructuring and related charges, stock-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

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Table 1
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)
(preliminary and unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues	$2,594	$2,466	$7,724	$7,181
Costs of revenue, exclusive of depreciation and amortization	1,678	1,611	5,004	4,694
Selling, general and administrative expenses	429	394	1,273	1,153
Depreciation and amortization	283	256	847	733
Impairment charges	—	—	—	40
Restructuring costs	23	10	66	38
Income from operations	181	195	534	523
Interest income	(2)	(2)	(5)	(5)
Interest expense	105	93	308	249
Loss on extinguishment of debt	—	18	2	21
Other expense (income), net	27	—	5	(3)
Income before income taxes and equity in earnings of unconsolidated affiliates	51	86	224	261
Income tax (benefit) expense	(14)	(3)	29	7
Income before equity in earnings of unconsolidated affiliates	65	89	195	254
Equity in earnings of unconsolidated affiliates	2	4	13	7
Net income	67	93	208	261
Net income attributable to non-controlling interests	(7)	(5)	(18)	(11)
Net income attributable to IQVIA Holdings Inc.	$60	$88	$190	$250
Earnings per share attributable to common stockholders:
Basic	$0.30	$0.41	$0.93	$1.13
Diluted	$0.29	$0.40	$0.91	$1.11
Weighted average common shares outstanding:
Basic	202.3	214.3	205.2	220.7
Diluted	206.8	219.0	209.6	225.4

Table 2
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)
(preliminary and unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$827	$959
Trade accounts receivable and unbilled services, net	2,298	2,097
Prepaid expenses	154	146
Income taxes receivable	66	47
Investments in debt, equity and other securities	52	46
Other current assets and receivables	299	259
Total current assets	3,696	3,554
Property and equipment, net	417	440
Investments in debt, equity and other securities	28	8
Investments in unconsolidated affiliates	106	70
Goodwill	11,794	11,850
Other identifiable intangibles, net	6,103	6,591
Deferred income taxes	96	109
Deposits and other assets	258	235
Total assets	$22,498	$22,857

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,162	$1,986
Unearned income	984	985
Income taxes payable	117	72
Current portion of long-term debt	101	103
Other current liabilities	16	10
Total current liabilities	3,380	3,156
Long-term debt	10,518	10,122
Deferred income taxes	734	895
Other liabilities	406	440
Total liabilities	15,038	14,613
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital,
400.0 shares authorized at September 30, 2018 and December 31, 2017, $0.01 par value, 251.2 and 249.5 shares issued at September 30, 2018 and December 31, 2017, respectively	10,876	10,782
Retained earnings	726	538
Treasury stock, at cost, 48.9 and 41.4 shares at September 30, 2018 and December 31, 2017, respectively	(4,167)	(3,374)
Accumulated other comprehensive (loss) income	(220)	49
Equity attributable to IQVIA Holdings Inc.’s stockholders	7,215	7,995
Non-controlling interests	245	249
Total stockholders’ equity	7,460	8,244
Total liabilities and stockholders’ equity	$22,498	$22,857

Table 3
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(preliminary and unaudited)

	Nine Months Ended
	September 30,
	2018	2017
Operating activities:
Net income	$208	$261
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	847	733
Amortization of debt issuance costs and discount	8	6
Amortization of accumulated other comprehensive loss on terminated interest rate swaps	—	3
Stock-based compensation	78	82
Impairment of goodwill and identifiable intangible assets	—	40
(Earnings) loss from unconsolidated affiliates	(13)	4
Gain on investments, net	(3)	—
Benefit from deferred income taxes	(183)	(137)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	(219)	(104)
Change in other operating assets and liabilities	114	(151)
Net cash provided by operating activities	837	737
Investing activities:
Acquisition of property, equipment and software	(321)	(267)
Acquisition of businesses, net of cash acquired	(255)	(525)
Disposition of business, net of cash disposed	—	12
Purchase of marketable securities	(3)	—
Investments in unconsolidated affiliates, net of payments received	(24)	5
Investments in equity securities	(23)	—
Other	(6)	1
Net cash used in investing activities	(632)	(774)
Financing activities:
Proceeds from issuance of debt	1,631	5,242
Payment of debt issuance costs	(23)	(53)
Repayment of debt and principal payments on capital lease obligations	(707)	(2,858)
Proceeds from revolving credit facility	1,800	1,222
Repayment of revolving credit facility	(2,169)	(1,497)
Proceeds related to employee stock option plans	18	86
Repurchase of common stock	(801)	(2,252)
Distributions to non-controlling interests, net	(19)	(3)
Contingent consideration and deferred purchase price payments	(24)	(4)
Net cash used in financing activities	(294)	(117)
Effect of foreign currency exchange rate changes on cash	(43)	59
Decrease in cash and cash equivalents	(132)	(95)
Cash and cash equivalents at beginning of period	959	1,198
Cash and cash equivalents at end of period	$827	$1,103

Table 4
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(in millions)
(preliminary and unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net Income	$60	$88	$190	$250
Provision for income taxes	(14)	(3)	29	7
Depreciation and amortization	283	256	847	733
Interest expense, net	103	91	303	244
Income in unconsolidated affiliates	(2)	(4)	(13)	(7)
Income from non-controlling interests	7	5	18	11
Deferred revenue purchasing accounting adjustments	3	1	6	10
Stock-based compensation	31	29	78	82
Other expense, net	36	5	27	15
Loss on extinguishment of debt	—	18	2	21
Impairment charges	—	—	—	40
Restructuring and related charges	23	10	66	38
Acquisition related charges	12	9	38	27
Integration related costs	19	8	50	13
Adjusted EBITDA	$561	$513	$1,641	$1,484

Note: Numbers may not add to total due to rounding.

Table 5
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(in millions, except per share data)
(preliminary and unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net Income	$60	$88	$190	$250
Provision for income taxes	(14)	(3)	29	7
Purchase accounting amortization	216	193	651	553
Income in unconsolidated affiliates	(2)	(4)	(13)	(7)
Income from non-controlling interests	7	5	18	11
Deferred revenue purchasing accounting adjustments	3	1	6	10
Stock-based compensation	31	29	78	82
Other expense, net	36	5	27	15
Loss on extinguishment of debt	—	18	2	21
Impairment charges	—	—	—	40
Royalty hedge (gain) loss	3	1	(2)	8
Restructuring and related charges	23	10	66	38
Acquisition related charges	12	9	38	27
Integration related costs	19	8	50	13
Adjusted Pre Tax Income	$394	$361	$1,140	$1,068
Adjusted tax expense	(91)	(94)	(266)	(297)
Income from non-controlling interests	(7)	(5)	(18)	(11)
Minority interest effect in non-GAAP adjustments (1)	(2)	(2)	(7)	(7)
Adjusted Net Income	$294	$260	$849	$753

Adjusted earnings per share attributable to common shareholders:
Basic	$1.45	$1.21	$4.14	$3.41
Diluted	$1.42	$1.19	$4.05	$3.34
Weighted-average common shares outstanding:
Basic	202.3	214.3	205.2	220.7
Diluted	206.8	219.0	209.6	225.4

(1) Reflects the portion of Q2 Solutions' after-tax non-GAAP adjustments attributable to the minority interest partner.

Note: Numbers may not add to total due to rounding.

Table 6
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CALCULATION OF GROSS AND NET LEVERAGE RATIOS
AS OF SEPTEMBER 30, 2018
(in millions)
(preliminary and unaudited)

Gross Debt, net of Original Issue Discount, as of September 30, 2018	$10,619
Net Debt as of September 30, 2018	$9,792
Adjusted EBITDA for the twelve months ended September 30, 2018	$2,167
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	4.9x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	4.5x

CONTACT:
IQVIA
Investor Relations
Andrew Markwick, +1 973-257-7144
andrew.markwick@iqvia.com
or
Media Relations
Tor Constantino, +1 484-567-6732
tor.constantino@iqvia.com